Exhibit 5

LAW OFFICES
JOHNSON, JONES, DORNBLASER, COFFMAN & SHORB
A PROFESSIONAL CORPORATION

W. THOMAS COFFMAN	2200 BANK OF AMERICA CENTER	TELEPHONE
KENNETH E. DORNBLASER		(918) 584-6644
JOHN B. JOHNSON, JR.	15 W. SIXTH STREET
C. ROBERT JONES		FAX
RANDY R. SHORB	TULSA, OKLAHOMA 74119	(918) 584-6645
E. ANDREW JOHNSON
E MAIL
JESSE N. BOMER		kdornblaser@jjdcs.com

RICHARD D. JONES, Of Counsel
PAUL KINGSOLVER, Of Counsel
DIANA CLARK, Of Counsel

March 15, 2007

Arena Resources, Inc.
4920 South Lewis Avenue, Suite 107
Tulsa, Oklahoma 74105

Re:	Arena Resources, Inc. Stock Option Plan: Post Effective Amendment No. 2 to Registration Statement on Form S-8

Ladies and Gentlemen:

        Reference is made to the Post Effective Amendment No. 2 to Registration Statement on Form S-8 (the "Registration Statement") of Arena Resources, Inc., a Nevada corporation (the "Company"), filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with a proposed offering by the Company to certain of its employees and directors of the Company's common stock, $.001 par value per share, under the Arena Resources, Inc. Stock Option Plan (the "Plan"). All of the 20,000 shares being registered will be newly issued by the Company and will hereinafter be referred to as the "Shares".

        As counsel for the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records or other documents as we have deemed relevant as a basis for our opinion hereinafter expressed. Where factual matters material to this opinion were not independently established, we have relied upon certificates and/or representations of current executive officers and responsible employees of the Company and upon such other data as we deem to be appropriate under the circumstances.

        Based upon and subject to the foregoing, it is our opinion that the Shares have been duly and validly authorized and, when issued, will be validly issued, fully paid and nonassessable.

Arena Resources, Inc.
March 15, 2007

        This opinion is limited to the corporate laws of the State of Oklahoma and we express no opinion with respect to the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Kenneth E. Dornblaser Kenneth E. Dornblaser For the Firm